Exhibit 99

                            Joint Filer Information

Name: MILLENNIUM MANAGEMENT, L.L.C.

Address: 666 Fifth Avenue
         New York, New York 10103

Designated Filer: Millenco, L.P.

Issuer: Crescent Operating, Inc.

Date of Event Requiring Statement: December 21, 2004

Signature: MILLENNIUM MANAGEMENT, L.L.C.


         By: /s/ Terry Feeney
             ------------------------------
             Name:  Terry Feeney
             Title: Chief Operating Officer


                                                               Page 3 of 4 Pages

                            Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, L.L.C.
         666 Fifth Avenue
         New York, New York 10103

Designated Filer: Millenco, L.P.

Issuer: Crescent Operating, Inc.

Date of Event Requiring Statement: December 21, 2004

Signature:


         /s/ Israel A. Englander
         ------------------------------
         Israel A. Englander


                                                               Page 4 of 4 Pages